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                                                   Exhibit 4.29

[LOGO] STONEPATH GROUP


September 11, 2003


[Investor Name and address]



     Re:  Recent  Stonegate Financing

Dear [Investor Name]:

     Reference is made to your recent investment in Stonepath Group, Inc. (the "Company"). Our records indicate that you acquired shares of our common stock on March 6, 2003 in a private placement transaction (the "Transaction) arranged by Stonegate Securities.

     The Registration Rights Agreement applicable to the Transaction (the "Registration Rights Agreement") entitles you to a payment of $____ (the "Registration Amount") as a result of the delay in effectiveness of the Registration Statement registering your shares.

     This correspondence shall serve as a Subscription Agreement ("Agreement") pursuant to which you have agreed to subscribe for, and the Company has agreed to issue to you, in lieu of payment of the Registration Amount, and at no additional cost, [ ] newly issued shares of the Common Stock of the Company (the "Shares"). The shares would be issued to you as full and final payment of all obligations owed to you by the Company under the Registration Rights Agreement.

     1. The Closing and Closing Conditions.

     A closing of this transaction (the "Closing"), at which the Shares shall be issued to you, shall occur once the Company has secured the approval of its Board of Directors and the American Stock Exchange to the issuance of the Shares. Should the Closing not occur by September 30, 2003, either party hereto has the right to terminate this Agreement by written notice to the other.

     2. Nature of the Shares.

     Although the Company has agreed to register the public resale of the Shares, upon delivery, the Shares will constitute "restricted securities." Therefore, the Company requires that you provide the following representations and warranties.

          (a) Understanding the Nature of Securities. You understand and acknowledge that:
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               (i) The Shares have not been registered under the Act or any state securities laws and are being issued and sold in reliance upon certain exemptions contained in the Securities Act of 1933, as amended (the "Act");

               (ii) The Shares are "restricted securities" as that term is defined in Rule 144 promulgated under the Act;

               (iii) The Shares cannot be sold or transferred without registration under the Act and applicable state securities laws, or unless the Company receives an opinion of counsel reasonably acceptable to it (as to both counsel and the opinion) that such registration is not necessary; and

               (iv) the Shares and any certificates issued in replacement therefore shall bear the following legend, in addition to any other legend required by law or otherwise:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

          (b) Sophisticated Investor. You have such knowledge and experience in business and financial matters such that you are capable of evaluating the merits and risks of an investment in the Shares;

          (c) Investment Intent. You hereby acknowledge that you have been advised that the offer and sale of the Shares covered by this Agreement has not been registered with, or reviewed by, the Securities and Exchange Commission ("SEC") because this offering is intended to be a non-public offering pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder. You represent that the Shares are being purchased for your own account and not on behalf of any other person, for investment purposes only and not with a view towards distribution or resale to others;

          (d) State Securities Laws. You understand that no securities administrator of any state has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, the offering of the Shares;

          (e) No General Solicitation. You acknowledge that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by you and that no

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public solicitation or advertisement with respect to the offering of the Shares has been made to you;

          (f) Loss of Investment. Your overall commitment to investments which are not readily marketable is not disproportionate to your net worth. Your investment in the Company will not cause such overall commitment to become excessive. You can afford to bear the loss of you entire investment in the Company. You have adequate means of providing for your current needs and personal contingencies and you have no need for liquidity in your investment in the Company;

          (g) Advice of Tax and Legal Advisors. You have relied solely upon the advice of your own tax and legal advisors with respect to the tax and other legal aspects of this investment;

          (h) Access to Information. You have had access to all material and relevant information concerning the Company, its management, financial condition, capitalization, market information, properties and prospects necessary to enable you to make an informed investment decision with respect to your subscription for the Shares. You acknowledge that you have been provided with an opportunity to review a copy of the reports filed by the Company with the SEC under the Securities Exchange Act of 1934. You have carefully read and reviewed, and are familiar with and understand the contents thereof and hereof, including, without limitation, the risk factors and other disclosures described in the Company's Annual Report on Form 10K-A for the year ended December 31, 2002, and our most recent quarterly report on Form 10-Q/A for the period ended June 30, 2003.

          (i) Accredited Investor Status. You are an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Act, relevant portions of which are attached to this Agreement.

     3. Registration Rights.

     The Company agrees to register the public resale of the Shares in the manner set forth in the Registration Rights Agreement attached hereto as Exhibit "A".


     4. Entire Agreement.

     This Agreement constitutes the entire understanding and agreement between the parties hereto and supersedes all prior and contemporaneous agreements, whether oral or written, of the parties. There have been no representations or promises, written or oral, made by any of the parties hereto except as expressly set forth herein. The titles and captions of the paragraphs of this Agreement are for the convenience of the parties only and shall not affect, enlarge or modify the terms and conditions of this Agreement, nor shall they be considered in any manner whatsoever in the interpretation, intent or meaning of this Agreement.
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         Would you kindly confirm the representations and agreements made above, as well as your agreement to subscribe for the Shares, by placing your signature on the line provided below intending to be legally bound thereby.

                                                     STONEPATH GROUP, INC.

                                                     BY:  ____________________


Acknowledged and Agreed to:

[Investor Name]

By:  ____________________________
     Authorized Executive Officer



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                                                          Exhibit A


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement is dated as of September 11, 2003 by and among Stonepath Group, Inc., a Delaware corporation (the "Company") and [Name of Investor] (the "Holder").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Company and the Holder are parties to a Letter Agreement dated as of the date hereof (the "Agreement"), pursuant to which the Holder is to receive [ ] shares of the Company's common stock (the "Common Stock");

     WHEREAS, the parties hereto desire to set forth their agreement concerning the registration under the Securities Act of 1933, as amended, of the Common Stock issuable to the Holders.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    AGREEMENT

     1. Definitions.

          (a) "Closing" shall mean the date of the Closing under the Agreement.

          (b) "Company" shall mean Stonepath Group, Inc.

          (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any relevant time.

          (d) "Person" means an individual, a partnership (general or limited), corporation, limited liability company, joint venture, business trust, cooperative, association or other form of business organization, whether or not regarded as a legal entity under applicable law, a trust (inter vivos or testamentary), an estate of a deceased, insane or incompetent person, a quasi-governmental entity, a government or any agency, authority, political subdivision or other instrumentality thereof, or any other entity.

          (e) "Registration Statement" shall mean the Registration
Statement of the Company filed with the SEC pursuant to the provisions of Paragraph 2 of this Agreement which covers the resale of the Restricted Stock on an appropriate form then permitted by the SEC to be used for such registration and the sales contemplated to be made thereby under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such Registration Statement, including any pre-and post- effective amendments thereto, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.
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          (f) "Restricted Stock" shall mean the shares of Common Stock and any additional shares or other equity securities of the Company issued or issuable after the date hereof in respect of such Common Stock by way of a stock dividend or stock split, in connection with a combination, exchange, reorganization, recapitalization or reclassification of Company securities, or pursuant to a merger, division, consolidation or other similar business transaction or combination involving the Company; provided that: as to any particular shares of Restricted Stock, such securities shall cease to constitute Restricted Stock (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, or (ii) when and to the extent such securities are permitted to be distributed pursuant to subparagraph (k) of Rule 144 (or any successor provision to such Rule) under the Securities Act or are otherwise freely transferable to the public without further registration under the Securities Act.

          (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any relevant time.

          (h) "SEC" shall mean the United States Securities and Exchange Commission.

          (i) "Trading Day" shall mean any day on which the New York Stock Exchange is open for trading.

     2. Piggyback Registration Rights.

          (a) The Company shall advise the Holder by adequate written notice prior to the filing of a newly filed Registration Statement under the Securities Act (excluding registration on Forms S-8, S-4, or any successor forms thereto, and excluding the amendment of any registration statement filed by the Company with the SEC prior to the Closing), covering securities of the Company to be offered and sold by the Company or other holders of the Company's securities and shall, upon the request of the Holder given at least ten (10) business days prior to the filing of such Registration Statement, include in any such Registration Statement such information as may be required to permit a public offering of the Restricted Stock. The Holder shall furnish such information as may be reasonably requested by the Company in order to include such Restricted Stock in the Registration Statement. In the event that any registration pursuant to this Paragraph 2 shall be, in whole or in part, an underwritten public offering of Common Stock on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Restricted Stock and any other registerable securities eligible and requested to be included in such registration to the extent that the number of shares to be registered will not, in the opinion of the managing underwriters, adversely affect the offering of the securities pursuant to clause (i), pro rata among the holders of such registerable securities, including the Holder of the Restricted Stock, on the

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basis of the number of shares eligible for registration which are owned by all such holders. Notwithstanding the foregoing, the Company may withdraw any registration statement referred to in this Paragraph 2 without thereby incurring liability to the holders of the Restricted Stock.

          (b) Notwithstanding anything to the contrary contained herein, the Company's obligation in Paragraph 2(a) above shall extend only to the inclusion of the Restricted Stock in a Registration Statement filed under the Securities Act. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Restricted Stock or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Restricted Stock. Furthermore, the Company shall not be restricted in any manner from including within the Registration Statement or the distribution, the issuance or resale of any of its or any other securities.

     3. Registration Procedures. Whenever it is obligated to register any Restricted Stock pursuant to this Agreement, the Company shall:

          (a) prepare and file with the Commission a Registration Statement with respect to the Restricted Stock in the manner set forth at Paragraph 2 hereof and use its best efforts to cause such Registration Statement to become effective as promptly as possible and to remain effective for that period identified in Paragraph 3(g) hereafter;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in Paragraph 3(g) below and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such Registration Statement in accordance with the Holders intended method of disposition set forth in such Registration Statement for such period;

          (c) furnish to the Holder and to each underwriter, if any, such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus), as such person may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such Registration Statement;

          (d) use its best efforts to register or qualify the Restricted Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Holder, and in the case of an underwritten public offering, the managing underwriter shall reasonably request; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e) immediately notify the Holder under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required or necessary to be stated therein in order to make the

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statements contained therein not misleading in light of the circumstances under which they were made;

          (f) make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

          (g) for purposes of Paragraphs 3(a) and 3(b) above, the Company shall be obligated to keep any Registration Statement declared effective pursuant to this Agreement current until the earlier to occur of the following: (A) in the case of an underwritten public offering of securities of the Company ninety days following the date on which all underwriters have completed the distribution of all securities purchased by them; (B) in any other registration, date on which all shares of Restricted Stock covered thereby shall have been sold or two (2) years from the effective date of the Registration Statement filed by the Company with the SEC pursuant to this Agreement;

          (h) if the Common Stock of the Company is listed on any securities exchange or automated quotation system, the Company shall list the Restricted Stock covered by such Registration Statement on such exchange or automated quotation system on or prior to the date on which the Registration Statement becomes effective.

          (i) enter into normal and customary underwriting arrangements or an underwriting agreement and take all other reasonable and customary actions if the Holder sells its shares of Restricted Stock pursuant to an underwriting (however, in no event shall the Company, in connection with such underwriting, be required to undertake any special audit of a fiscal period in which an audit is normally not required);

          (j) notify the Holder if there are any amendments to the Registration Statement, any requests by the SEC to supplement or amend the Registration Statement, or of any threat by the SEC or state securities commission to undertake a stop order with respect to sales under the Registration Statement; and

          (k) cooperate in the timely removal of any restrictive legends from the shares of Restricted Stock in connection with the resale of such shares covered by an effective Registration Statement.

     4. Expenses.

          (a) For the purposes of this Paragraph 4, the term "Registration Expenses" shall mean: all expenses incurred by the Company in complying with Paragraphs 2 and 3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, "blue sky" fees, fees of the National Association of Securities Dealers, Inc. ("NASD"), fees and

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expenses of listing shares of Restricted Stock on any securities exchange or automated quotation system on which the Company's shares are listed and fees of transfer agents and registrars. The term "Selling Expenses" shall mean: all underwriting discounts and selling commissions applicable to the sale of Restricted Stock and all accountable or non-accountable expenses paid to any underwriter in respect of the sale of Restricted Stock.

          (b) Except as otherwise provided herein, the Company will pay all Registration Expenses in connection with the Registration Statement filed pursuant to Paragraph 2 of this Agreement. All Selling Expenses in connection with any Registration Statement filed pursuant to Paragraph 2 of this Agreement shall be borne by the participating Holders in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company may be a seller) as they may agree.

     5. Obligations of Holder.

          (a) In connection with each registration hereunder, each selling Holder will furnish to the Company in writing such information with respect to such seller and the securities held by such seller, and the proposed distribution by him or them as shall be reasonably requested by the Company in order to assure compliance with federal and applicable state securities laws, as a condition precedent to including such seller's Restricted Stock in the Registration Statement. Each selling Holder also shall agree to promptly notify the Company of any changes in such information included in the Registration Statement or prospectus as a result of which there is an untrue statement of material fact or an omission to state any material fact required or necessary to be stated therein in order to make the statements contained therein not misleading in light of the circumstances then existing.

          (b) In connection with each registration pursuant to this Agreement, the Holder whose shares are included therein will not effect sales thereof until notified by the Company of the effectiveness of the Registration Statement, and thereafter will suspend such sales after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a Registration Statement or prospectus. At the end of any period during which the Company is obligated to keep a Registration Statement current, the Holder included in said Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holder shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

     6. Information Blackout.

          (a) At any time when a Registration Statement effected pursuant to Paragraph 2 relating to Restricted Stock is effective, upon written notice from the Company to the Holder that the Company has determined in good faith that sale of Restricted Stock pursuant to the Registration Statement would require the premature disclosure of non-public material information as to which the Company has a bonafide business purpose for maintaining its confidentiality, the Holder shall suspend sales of Restricted Stock pursuant to such Registration Statement until such time as the Company notifies the Holder that such material

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information has been disclosed to the public or has ceased to be material or that sales pursuant to such Registration Statement may otherwise be resumed; provided, however, that the number of days of any such suspension may not exceed an aggregate of 120 days in any 360-day period; and provided, further, that upon the expiration of such suspension the Company will file any required supplement or amendment to the prospectus included in part of such Registration Statement with the SEC.

     7. Indemnification

          (a) The Company agrees to indemnify, to the extent permitted by law, each Holder of Restricted Stock, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such Holder for use therein or by such Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same.

          (b) In connection with any Registration Statement in which a Holder of Restricted Stock is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from: (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished by such Holder); or (ii) any disposition of the Restricted Stock in a manner that fails to comply with the permitted methods of distribution identified within the Registration Statement; provided that the obligation to indemnify (if there shall be more than one Holder) shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Restricted Stock pursuant to such Registration Statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed,

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the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     8. Miscellaneous Provisions.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (b) Counterparts. This Agreement may be signed in any number of counterparts, each of whom shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Holders.

          (d) Notices. All communications under this Agreement shall be sufficiently given if delivered by hand or by overnight courier or mailed by registered or certified mail, postage prepaid, addressed,

               (i) if to the Company, to:

                      Stephen M. Cohen, Esquire
                      General Counsel
                      Stonepath Group, Inc.
                      1600 Market Street,
                      Suite 1515 Philadelphia, PA 19103
                      Telephone 215.979.8370
                      Fax 215.979.8399

               (ii) if to the Holder, to :

                      [Address]



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or, at such other address as any of the parties shall have furnished in writing to the other parties hereto.

          (e) Successors and Assigns; Holders as Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, and the agreements of the Company herein shall inure to the benefit of the Holders and their respective successors and assigns.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Entire Agreement; Survival; Termination. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                              STONEPATH GROUP, INC.

                              By:________________________________
                                   Authorized Executive Officer

                              [INVESTOR]

                              By:  _______________________________
                                    Authorized Executive Officer